UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 8, 2010
EQUITY RESIDENTIAL
(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza	60606
Suite 400, Chicago, Illinois	(Zip Code)
(Address of principal executive
offices)
Registrant’s telephone number, including area code: (312) 474-1300
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On December 9, 2010, Equity Residential (the “Company”) issued a press release announcing its fourth quarter dividend and the adoption of a new dividend policy. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
     The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission nor shall such information be deemed incorporated by reference in any filing by Equity Residential under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Item 8.01 Other Events.
     On December 8, 2010, the Company’s board of trustees adopted a new dividend policy. For 2011, the Company intends to pay a dividend equal to approximately 65% of FFO for the year as adjusted for certain non-comparable items. As in 2010, the Company intends to pay $0.3375 per share for each of the first three quarters of the year. For the fourth quarter, the Company intends to pay a dividend that will bring the total payment for the year to approximately 65% of FFO as adjusted for certain non-comparable items for the year. All future dividends remain subject to the discretion of the Company’s board of trustees.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     The following Exhibit is included with this Report:
     99.1 Press release of Equity Residential, dated December 9, 2010.

     The statements and certain other information contained in this report constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. Such forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: December 9, 2010	By: Name:	/s/ Mark J. Parrell Mark J. Parrell
	Its:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Equity Residential, dated December 9, 2010